                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

                            NAME                                JURISDICTION
                            ----                                ------------
Ramco-Gershenson, Inc.......................................      Michigan
Ramco-Gershenson Properties, L.P. ..........................      Delaware
S-12 Associates.............................................      Michigan
28th Street Kentwood Associates.............................      Michigan